THIS NOTE AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

8% CONVERTIBLE PROMISSORY NOTE

US $ ____________	________ , 2013

FOR VALUE RECEIVED, the undersigned, MEDIASHIFT, INC. (formerly known as JMG Exploration, Inc.), a Nevada corporation (the “Company”), hereby promises to pay to the order __________________ of (the “Holder”), the principal sum of DOLLARS (US $ _________), with interest on the outstanding principal amount at the rate of eight percent (8%) per annum, compounded annually, payable as set forth below.

This Convertible Promissory Note is one of a series of convertible promissory notes of like tenor and ranking without priority over one another (collectively, the “Notes”) made by the Company in favor of certain lenders (the “Lenders”) which have been or will issued by the Company pursuant to that certain 8% Promissory Notes, $8,500,000 Offering, Term Sheet Dated February 5, 2013, as amended March 12, 2013, as such Term Sheet may be supplemented or further amended from time to time (the “Term Sheet”). Any payments made by the Company with respect to this Note or any of the other Notes shall be made to each of the Lenders on a pro rata basis in accordance with the aggregate principal and interest owing under each of the Notes then outstanding.  To the extent any Lender receives any payment in excess of its pro rata share of such payment, such amount shall be held in trust and delivered over to the Company for the benefit of all of the Lenders then entitled to receive such amounts.  Capitalized terms used in this Note and not otherwise defined herein shall have the respective meanings set forth in the Term Sheet.

1.  Maturity Date.  The “Maturity Date” of this Note is February 15, 2015.

2.  Interest Payment.  Interest shall accrue and be payable on the principal amount hereof at a rate per annum equal to eight percent (8%) (the “Interest Rate”), which interest shall be payable at such time or times as the principal of this Note is due and payable.  Accrued interest shall be compounded annually and added to the outstanding principal hereof.   Interest shall be calculated on the basis of a year of 365 days and for the number of days actually elapsed.  All payments hereunder shall be applied first to accrued interest and thereafter to principal.   The payments of principal and interest hereunder shall be made in coin or currency of the United States of America which at the time of payment shall be legal tender therein for the payment of public and private debts.

3.  Prepayment.  The Company may, at its option, prepay any principal or interest due hereunder at any time upon thirty (30) days’ written notice to Holder.

4.  Conversion.  This Note shall be convertible into shares of common stock of the Company (the “Common Stock”) as set forth below:

(a)        Conversion At Any Time Prior to Maturity Date At Option of Holder.  The outstanding principal and accrued interest of this Note may be converted at any time prior to the Maturity Date at the option of Holder, exercisable by written notice to the Company. Upon receipt by the Company of the written notice to exercise, together with this Note, the outstanding principal and accrued interest of this Note will automatically convert into that number of shares of Common Stock determined by dividing (i) the  amount  of  principal  and  interest  then  outstanding  hereon  (the  “Note  Amount”),  by  (ii)  the Conversion Rate.  For purposes of this Note, the “Conversion Rate” means $3.00 per share.  In order for Holder to voluntarily convert this Note into shares of Common Stock, Holder shall surrender this Note (or, if Holder alleges that this Note has been lost, stolen or destroyed, a lost note affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of this Note), at the principal office of the Company, together with written notice that Holder elects to convert all the Note Amount. Such notice shall state Holder’s name or the names of the nominees in which Holder wishes the certificate or certificates for shares of Common Stock to be issued. The close of business on the date of receipt by the Company of the Note (or lost note affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the Note shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after the Conversion Time, issue and deliver to Holder or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof.

(b)  Conversion at Any Time Prior to Maturity Date at Option of Company.  The outstanding principal and accrued interest of this Note may be converted at any time prior to the Maturity Date at the option of the Company, exercisable by written notice to the Holder. Upon delivery by the Company to the Holder of the written notice to exercise, the outstanding principal and accrued interest of this Note will automatically convert into that number of shares of Common Stock determined by dividing (i) the Note Amount, by (ii) the Conversion Rate.  Upon receipt of notice of conversion by the Company, the Holder shall surrender this Note (or, if Holder alleges that this Note has been lost, stolen or destroyed, a lost note affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of this Note), at the principal office of the Company.  Holder also shall provide the name or names in which Holder wishes the certificate or certificates for shares of Common Stock to be issued. The close of business on the date of notice shall be the time of conversion by the Company, and the shares of Common Stock issuable upon conversion of the Note shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after conversion of the Note, issue and deliver to Holder or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof.

(c)  Mandatory Conversion at Maturity Date.  If the principal amount and accrued interest on this Note are not prepaid in full by the Company prior to the Maturity Date, or if this Note is not voluntarily converted by Holder prior to the Maturity Date, then effective on and as of the Maturity Date the outstanding principal and accrued interest of this Note will automatically convert into that number of shares of Common Stock determined by dividing (i) the Note Amount by (ii) the Conversion Rate. Holder shall be sent written notice of the mandatory conversion. Upon receipt of such notice, Holder shall surrender this Note (or, if Holder alleges that this Note has been lost, stolen or destroyed, a lost note affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of this Note), at the principal office of the Company. Holder also shall provide the name or names in which Holder wishes the certificate or certificates for shares of Common Stock to be issued. The close of business on the Maturity Date shall be the time of the mandatory conversion, and the shares of Common Stock issuable upon mandatory conversion of the Note shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after the receipt of the Note or lost note affidavit, issue and deliver to Holder or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such mandatory conversion in accordance with the provisions hereof.

(d)  Upon the conversion of this Note pursuant to this Section 4, no fractional shares or scrip representing fractional shares shall be issued.  With respect to any fraction of a share called for upon the conversion of this Note or any portion hereof, a cash amount equal to s uch fraction shall be paid to the Holder.

(e)  Adjustment to Conversion Rate.  Prior to conversion of this Note by the Holder or the

Company, the Conversion Rate will be subject to adjustment from time to time as provided in this Section

4(d).

(i)  Adjustment  of  Conversion  Rate  upon  Issuance  of  Common  Stock.    If  and whenever on or after the original date of this Note, the Company issues or sells, or in accordance with this Section 4(d) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company) for no consideration or a consideration per share (the “New Securities Issuance Price”) less than a price equal to the Conversion Rate in effect immediately prior to such time (the “Applicable Price”) (the foregoing, a “Dilutive Issuance”), then immediately after such issue or sale, the Conversion Rate then in effect shall be reduced to an amount equal to the New Securities Issuance Price.  For purposes of determining the New Securities Issuance Price under this Section 4(d)(i), the following shall be applicable:

(A)  Issuance of Options.  If the Company in any manner grants or sells any rights, warrants or options to subscribe for or purchase Common Stock (collectively “Options”) and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock (collectively “Convertible Securities”) issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 4(d)(i)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange  or  exercise  of  any  Convertible  Securities  issuable  upon  exercise  of  such Option”  shall  be  equal  to  the  sum  of  the  lowest  amounts  of  consideration  (if  any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Rate shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or  upon  the  actual  issuance  of  such  Common  Stock  upon  conversion,  exchange  or exercise of such Convertible Securities.

(B)  Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 4(d)(i)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Rate shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options  for  which  adjustment  of  the  Conversion  Rate  had  been  or  are  to  be  made pursuant to other provisions of this Section 4(d)(i), no further adjustment of the Conversion Rate shall be made by reason of such issue or sale.

(C)  Change  in  Option  Price  or  Rate  of  Conversion.    If  the  purchase  or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Rate in effect at the time of such change shall be adjusted to the Conversion Rate which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 4(d)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the original date of this Note are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Rate then in effect.

(D)  Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fai r value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the closing sale prices of such securities during the ten (10) consecutive trading days ending on the date of receipt of such securities.  The fair value of any consideration other than cash or securities will be determined jointly by the Company  and  the  Lenders  holding  a  majority  or  more  of  the  outstanding  principal balance of the Notes (the “Majority Lenders”).  If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and  business  of  the  non-surviving  entity  as  is  attributable  to  such  Common  Stock, Options or Convertible Securities, as the case may be.

(E)  Record Date.  If the Company takes a record of the  holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(ii) Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Rate in effect immediately prior to such combination will be proportionately increased.

(iii)  Other Events.  If any event occurs of the type contemplated by the provisions of this Section 4(d) but not expressly provided for by such provisions (including, without limitation, the  granting  of  stock  appreciation  rights,  phantom  stock  rights  or  other  rights  with  equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Rate so as to protect the rights of the Lenders; provided that no such adjustment will increase the Conversion Rate as otherwise determined pursuant to this Section 4(d).

(iv)   Notices.

(A)       Immediately upon any adjustment of the Conversion Rate pursuant to this Section 4(d), the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(B)       The Company will give written notice to the Holder at least ten (10) business days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any merger, sale of a majority of the assets, dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(C)       The Company will also give written notice to the Holder at least ten (10) business days prior to the date on which any merger, sale of a majority of the assets, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

5.          No Waiver.  No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.   The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provid ed by law.  No course of dealing between the Company and the Holder shall operate as a waiver of any rights by the Holder.

6. Waiver of Presentment and Notice of Dishonor.  The Company hereby waives presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

7.          No Right to Set-Off.  All payments by the Company under this Note shall be made without set- off or counterclaim and free and clear and without deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

8.          Place of Payment.  All payments of principal of this Note and the interest due thereon shall be made at the address of the Holder set forth on the records of the Company or at such other place as the Holder may from time to time designate in writing to the Company.

9.          Events of Default.  The occurrence of any one or more of the following events shall constitute an

“Event of Default” hereunder (each an “Event of Default” and collectively, the “Events of Default”):

(a)        if default shall be made in the due and punctual payment of the principal of any Note or the interest due thereon when and as the same shall become due and payable, whether at the Maturity Date, or by acceleration or otherwise;

(b)

if the Company shall:

(i)

admit in writing its inability to pay its debts generally as they become due;

(ii)

file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii)  make an assignment for the benefit of creditors;

(iv)       consent to the appointment of a receiver of the whole or any substantial part of its property; or

(v)        file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(c)        if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of Company’s property, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof; or

(d)       if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of the Company’s property and such custody or control shall not be terminated or stayed within ninety (90) days from the date of assumption of such custody or control.

10.        Remedies.  Subject to the consent of the Majority Lenders, in case any one or more of the Events of Default specified in Section 9 hereof shall have occurred, the Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or the Holder may proceed to enforce the payment of all sums due upon this Note, or to enforce any other legal or equitable right of the Holder.  The Company further promises to pay reasonable attorneys’

fees, court costs and any other expenses, losses, charges, damages incurred or advances made by Holder in the protection of its rights or caused by the Company’s default under the terms of this Note.

11.        Severability.  In the event that one or more of the provisions of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

12.        Amendment; Waiver.  Any term, covenant, agreement or condition of this Note other than those set forth in Sections 1 and 2 of this Note may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and the Majority Lenders.  Any amendment or waiver effected in accordance with this Section 12 shall be binding upon all of the Lenders and the Company.

13.       Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the following addresses or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto:

If to the Company, at the following address: MediaShift, Inc.

600 N. Brand Blvd., Suite 230

Glendale, California 91203

Attention:  David S. Grant, Chief Executive Officer

If to the Holder at the address of the Holder set forth on the records of the Company or at such other place as the Holder may from time to time designate in writing to the Company.

14.        Governing Law.  This Note and the rights and obligations of the Company and the Holder shall be governed by and construed in accordance with the laws of the State of Nevada, regardless of the law that might be applied under principles of conflicts of law.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered on the date first written above.

MEDIASHIFT, INC.

By: ______________________

Name:____________________

Title: ____________